EXHIBIT (23)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-64667, 33-64639 and 33-34807) and in the Registration Statements on Form S-3 (Nos. 333-61342 and 333-107687) of The Empire District Electric Company of our report dated March 10, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which appears in this Form 10-K.

PricewaterhouseCoopers LLP

St. Louis, Missouri
March 14, 2005

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